Exhibit 3.129

CERTIFICATE OF FORMATION

OF

Hilton EI Operator LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company (hereinafter called the “company”), under the provisions and subject to the requirements of the Delaware Limited Liability Company Act, hereby certifies that:

1. The name of the limited liability company is Hilton EI Operator LLC

2. The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Delaware 19904, County of Kent.

Executed on September 26, 2008.

Bryan Gordon
Bryan Gordon Authorized Person

Delaware Limited Liability Certificate of Formation 5/05 - 1

CERTIFICATE OF AMENDEMENT TO CERTIFICATE OF FORMATION

OF

HILTON EL OPERATOR LLC

Hilton EI Operator LLC (hereinafter called the “Company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

1. The name of the limited liability company is Hilton EI Operator LLC. The original Certificate of Formation of the Company was filed with the Secretary of State of the State of Delaware on September 26, 2008.

2. The Certificate of Formation of the Company is hereby amended by deleting Section 1 thereof and replacing it with the following new Section 1:

“The name of the limited liability company is Hilton EI Con Operator LLC”

Executed on this 20th day of November, 2008.

/s/ Bryan Gordon
Authorized Person

Certificate of Amendment to Certificate of Formation

of

HILTON EL CON OPERATOR LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is:

HILTON EL CON OPERATOR LLC

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on 1/15/09

/s/ W. Steven Standefer
Name:	W. Steven Standefer
Title:	Authorized Person

dedllcca 9/06